Exhibit 10.1

American Italian Pasta Company

Board of Directors Compensation Program

Effective as amended August 17, 2009*

Annual Board Retainer

Cash	Chairperson: $60,000 in cash
Other Board members: $30,000 in cash
Equity Grants

A number of shares of common stock equal to $55,000 payable once each year on, and based on the market price on, the first to occur of (1) the day of the annual stockholder meeting or (2) the third Thursday in February

Audit Committee Chairperson	$8,000 per year

Compensation Committee Chairperson	$5,000 per year

Governance Committee Chairperson	$5,000 per year

Enterprise Risk Management Committee Chairperson	$5,000 per year

Board Meeting Attendance	$1,500 per meeting (as designated by the Chairperson as an official Board meeting)

Committee Meetings	$1,000 per meeting (as designated by the Committee Chairperson as a paid meeting)

*Compensation for service on any other committees will be reviewed and approved by the Board of Directors upon recommendation of the Compensation Committee when such committees are formed.

**Directors are required to maintain stock ownership equivalent to $75,000 in equity value.